EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of 360 Communications Company of our report dated January 17, 1997, with respect to the consolidated financial statements of Chicago SMSA Limited Partnership, included in 360 Communications Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission; such financial statements are not included separately in the Form 10-K.



                                                      ARTHUR ANDERSEN LLP

Chicago, Illinois
March 27, 1997